EXHIBIT 10.1

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger is entered into between The Marquie Group, Inc., a Florida corporation (herein "Surviving Corporation") and Global Nutrition Experience, Inc., a Florida Corporation (herein "Merging Corporation").

1.	Merging Corporation shall be merged into Surviving Corporation.

2.	Each outstanding share of Merging Corporation shall be converted into 1 share of Surviving Corporation.

3.	The outstanding shares of Surviving Corporation shall remain outstanding and are not affected by the merger.

4.	The total issued and outstanding capital stock of the Merging Corporation is comprised of 160,000,000 shares of common stock. The agreement of Merger was approved by a vote of 100% of all shares of the Merging Corporation’s capital stock entitled to vote, which vote is sufficient for the approval of the agreement of merger.

5.	Merging Corporation shall from time to time, as and when requested by Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this merger.

6.	The effect of the merger and the effective date of the merger are as prescribed by law.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, to be effective as of the 21st day of November, 2019.

The Marquie Group, Inc. (a Nevada Corporation)

____________________________

Marc Angell

Chief Executive Officer

Global Nutrition Experience, Inc. (a Florida Corporation)

____________________________

Jacquie Angell

President

CERTIFICATE OF MERGER

OF

Global Nutrition Experience, Inc.

(A FLORIDA CORPORATION)

Jacquie Angell, President and Secretary of Global Nutrition Experience, Inc., a Florida corporation (the “Corporation”), hereby certifies that:

1.	She is the President and Secretary of the Corporation.

2.	The Corporation and The Marquie Group, Inc., a Florida corporation (the “Acquiring Company”) have entered into an Agreement of Merger dated November 21, 2019 (“Merger Agreement”). The Merger Agreement provides for the merger of the Corporation with and into the Acquiring Company.

3.	The Corporation has authorized two classes of capital stock. As of the date the Merger Agreement was approved, there are no shares of preferred stock issued and outstanding, and 160,000,000 shares of common stock issued and outstanding.

4.	The Merger Agreement was approved by holders of 100% of the outstanding voting rights of the Corporation.

5.	The principal terms of the Merger Agreement were approved by the Corporation’s Board of Directors and by the vote of a number of shares of each class of the Corporation’s stock which equaled or exceeded the vote required.

We further declare under penalty of perjury under the laws of the State of Florida that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: November 21, 2019

THE MARQUIE GROUP, INC. (A Florida Corporation)

____________________________

Marc Angell

Chief Executive Officer

Global Nutrition Experience, Inc. (a Florida Corporation)

____________________________

Jacquie Angell

President